UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A
(RULE 14a-101)

________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Stratim Cloud Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STRATIM CLOUD ACQUISITION CORP.
100 West Liberty Street, Suite 100
Reno, Nevada 89501
February 23, 2023

TO THE STOCKHOLDERS OF STRATIM CLOUD ACQUISITION CORP.:

As previously disclosed, Stratim Cloud Acquisition Corp. (the “Company”, “we”, “us” or “our”) is holding a special meeting of its stockholders on March 10, 2023, at 12:00 p.m., Eastern Time (the “Meeting”), or at such other time or on such other date to which the meeting may be postponed or adjourned, virtually via the Internet at https://www.cstproxy.com/stratimcloudacquisition/2023. On or about February 17, 2023, we mailed to you a proxy statement and a proxy card, asking you to consider and vote upon the following proposals at the Meeting (the “Original Proxy Statement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Proxy Statement.

1.      Proposal No. 1 — The Extension Proposal — a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) pursuant to an amendment to the Certificate of Incorporation (as set forth in the “FIRST”, “SECOND” and “THIRD” sections of Annex A of the Original Proxy Statement) to extend the date by which the Company must either (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses, which we refer to as our “initial Business Combination”, or (ii) cease all operations except for the purpose of winding up if it fails to complete such initial Business Combination, and redeem all of the Company’s shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), included as part of the units sold in the Company’s initial public offering that was consummated on March 16, 2021 (the “IPO”), from March 16, 2023, to September 16, 2023, or such earlier date as determined by the Board of Directors (the “Extension,” such date, the “Extended Date” and such proposal, the “Extension Proposal”);

2.      Proposal No. 2 — The Redemption Limitation Amendment Proposal — a proposal to amend the Certificate of Incorporation pursuant to an amendment to the Certificate of Incorporation (as set forth in the “THIRD”, “FOURTH”, “FIFTH”, “SIXTH” and “SEVENTH” sections of Annex A of the Original Proxy Statement) to eliminate from the Certificate of Incorporation the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (such proposal, the “Redemption Limitation Amendment Proposal” and, collectively with the Extension Proposal, the “Amendment Proposals”); and

3.      Proposal No. 3 — The Adjournment Proposal — a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal or the Redemption Limitation Amendment Proposal (the “Adjournment Proposal”), which may be presented at the Meeting if, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the Extension Proposal or the Redemption Limitation Amendment Proposal, in which case the Adjournment Proposal will be the only proposal presented at the Meeting.

The attached supplement to the Original Proxy Statement contains additional information that supplements the Original Proxy Statement. We urge you to read this supplement, together with the Original Proxy Statement, carefully and in its entirety. This proxy supplement is being sent to you on or about February 23, 2023.

As disclosed in the Original Proxy Statement, the Company may be liable to pay a 1% federal excise tax imposed under the Inflation Reduction Act of 2022 in connection with redemptions of the Company’s shares. The Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act.

Based upon the amount in the trust account as of September 30, 2022, which was $250,815,389, the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.03 at the time of the Meeting. As previously announced, on February 17, 2023, the Company entered into a Convertible Promissory Note (the “Sponsor Loan”) with Stratim Cloud Acquisition, LLC (the “Sponsor”). Pursuant to the Sponsor Loan, the Sponsor has agreed that, if the Amendment Proposals are approved, it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock that is not redeemed in connection with the Amendment Proposals and (B) $300,000, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. The Sponsor will not make any Contributions unless the Amendment Proposals are approved and the charter amendment is implemented. Up to $1.5 million of the loans may be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up its affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. If the Company does not complete an initial business combination and winds up, there will not be sufficient assets to repay the Sponsor Loan and it will be worthless. Assuming the Sponsor makes the full amount of monthly contributions, the Company estimates that the per-share price at which public shares could be redeemed from cash held in the Trust Account would be approximately $10.10 on the Extended Date. Monthly Contributions following the redemptions made in connection with the Amendment Proposals will be based on the number of public shares outstanding following such redemptions.

Your vote is important. Please vote your shares promptly.    Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the proxy card without delay, or submit your proxy through the internet as promptly as possible in order to ensure your representation at the Meeting. Voting by proxy will not prevent you from voting your shares online if you subsequently choose to participate in the virtual Meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the Original Proxy Statement.

Sincerely,
/s/ Sreekanth Ravi
Sreekanth Ravi Chief Executive Officer and Chairman of the Board of Directors
Stratim Cloud Acquisition Corp.
February 23, 2023

SUPPLEMENT DATED FEBRUARY 23, 2023
TO
PROXY STATEMENT
DATED FEBRUARY 17, 2023

STRATIM CLOUD ACQUISITION CORP.
100 West Liberty Street, Suite 100
Reno, Nevada 89501
(775) 318-3629

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2023

This supplement is being mailed to the stockholders of record of Stratim Cloud Acquisition Corp. (the “Company”, “we”, “us” or “our”) as of the close of business on February 8, 2023. The following information supplements and should be read in conjunction with the original proxy statement dated February 17, 2023, that the Company mailed to you on or about February 17, 2023 (the “Original Proxy Statement”). Capitalized terms in this supplement which are not defined in this supplement have the same meaning set forth in the Original Proxy Statement.

The Company is a blank check company incorporated on July 29, 2020, as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses, which we refer to as our initial Business Combination. On March 16, 2021, the Company consummated its IPO of 25,000,000 units at $10.00 per unit, with each unit consisting of one share of Class A Common Stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. Only whole warrants are exercisable. Simultaneously with the closing of the IPO, the Company completed the private sale of 4,666,667 private placement warrants at a purchase price of $1.50 per private placement warrant to the Sponsor, generating gross proceeds to us of $7,000,000. At the closing of the IPO on March 16, 2021, a total of $250,000,000 (approximately $10.00 per unit) from the net proceeds from the sale of the units in the IPO and the sale of the private placement warrants was placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. The Company’s Certificate of Incorporation provides for the return of the IPO proceeds held in the Trust Account to the holders of shares of Class A Common Stock if the Company does not complete an initial Business Combination by March 16, 2023 (or, if such date is extended, such later date).

As discussed in the Original Proxy Statement, the Meeting will be devoted to (i) approval of the proposal to amend the Company’s certificate of incorporation to extend the date by which the Company must complete an initial Business Combination, (ii) approval of the proposal to amend the Company’s certificate of incorporation to remove the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets of less than $5,000,001 and (iii) to adjourn the Meeting, if necessary, in each case as described more fully in the Original Proxy Statement.

As disclosed in the Original Proxy Statement, the Company may be liable to pay a 1% federal excise tax imposed under the Inflation Reduction Act of 2022 in connection with redemptions of the Company’s shares. The Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act.

Based upon the amount in the trust account as of September 30, 2022, which was $250,815,389, the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.03 at the time of the Meeting. As previously announced, on February 17, 2023, the Company entered into a Convertible Promissory Note (the “Sponsor Loan”) with Stratim Cloud Acquisition, LLC (the “Sponsor”). Pursuant to the Sponsor Loan, the Sponsor has agreed that, if the Amendment Proposals are approved, it will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (A) $0.04 for each share of Class A Common Stock that is not redeemed in connection with the Amendment Proposals and (B) $300,000, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve the Company’s initial business combination and (ii) the Extended Date. The Sponsor will not make any Contributions unless the Amendment Proposals are approved and the charter amendment is implemented. Up to $1.5 million of the loans may be settled in whole warrants to purchase shares of Class A Common Stock at a conversion price equal to $1.50 per warrant. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon the earlier of the date by which the Company must complete an initial business combination and the consummation of the Company’s initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for up to six months, and if the Company’s board of directors determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up its affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation. If the Company does not complete an initial business combination and winds up, there will not be sufficient assets to repay the Sponsor Loan and it will be worthless. Assuming the Sponsor makes the full amount of monthly contributions, the Company estimates that the per-share price at which public shares could be redeemed from cash held in the Trust Account would be approximately $10.10 on the Extended Date. Monthly Contributions following the redemptions made in connection with the Amendment Proposals will be based on the number of public shares outstanding following such redemptions.

Except as described in this supplement, all the disclosures in the Original Proxy Statement remain in effect.

If you would like to receive additional information or if you want additional copies of this supplement, proxy card, or any other materials about the Meeting, you should contact the company’s proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: SCAQ@investor.morrowsodali.com

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the proxy card that was mailed to you with the Original Proxy Statement without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting. Please note, however, that if your shares are held with a bank, broker or nominee and you wish to vote during the Meeting, you will need to obtain a legal proxy from your bank, broker or nominee and submit it to Continental Stock Transfer & Trust by email at proxy@continentalstock.com. Only stockholders of record at the close of business on the Record Date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF STOCKHOLDERS HAS NOT CHANGED.

Stockholders may send a later-dated, signed proxy card to the Company’s Secretary at 100 West Liberty Street, Suite 100, Reno, Nevada 89501, so that it is received by the Company’s Secretary prior to the vote at the Meeting (which is scheduled to take place on March 10, 2023). Stockholders also may revoke their proxy by sending a notice of revocation to the Company’s Secretary, which must be received by the Company’s Secretary prior to the vote at the Meeting, or by attending the Meeting, revoking their proxy and voting online. Attendance at the Meeting alone will not change your vote. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

If the Extension Proposal is approved and the Extension is implemented, and the Company is unable to consummate an initial business combination by the Extended Date, the Company would wind up its affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s certificate of incorporation, or have stockholders agree to a further extension of time to complete an initial Business Combination.

Only stockholders of record of the Company as of the close of business on February 8, 2023, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote. On the Record Date, there were 31,250,000 shares of common stock issued and outstanding, including (i) 25,000,000 shares of Class A Common Stock and (ii) 6,250,000 shares of Class B Common Stock. The Company’s warrants do not have voting rights in connection with the proposals.

Before you vote, you should read the Original Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the proposals to be presented at the Meeting. If you have questions about the Amendment Proposals, or if you need additional copies of this supplement, the Original Proxy Statement, or the proxy card, you should contact:

Stratim Cloud Acquisition Corp.
100 West Liberty Street, Suite 100
Reno, Nevada 89501
Telephone: (775) 318-3629

or

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: SCAQ@investor.morrowsodali.com

You may also obtain a free copy of this supplement, the Original Proxy Statement and other documents containing information about the Company and the Amendment Proposals, without charge, at the SEC’s website at www.sec.gov.

This supplement should be read together with the Original Proxy Statement. To the extent that the information in this supplement is inconsistent with the information in the Original Proxy Statement, the information in this supplement supersedes the information in the Original Proxy Statement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Proxy Statement.

All of the Company’s stockholders are cordially invited to attend the Meeting, to be held on March 10, 2023, at 12:00 PM, Eastern Time, or at such other time or on such other date to which the Meeting may be postponed or adjourned. The Meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You will be able to attend the Meeting online, vote, view the list of stockholders entitled to vote at the Meeting and submit your questions during the Meeting by visiting https://www.cstproxy.com/stratimcloudacquisition/2023. If your shares are held with a bank, broker or nominee and you wish to vote during the Meeting, you will need to obtain a legal proxy from your bank, broker or nominee and submit it to Continental Stock Transfer & Trust by email at proxy@continentalstock.com. To vote during the Meeting as a stockholder of record, you will need the 12-digit control number that is printed on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the Meeting starts. Online check-in will start shortly before the Meeting on March 10, 2023.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Meeting or not, please sign, date and return the proxy card that was enclosed with the Original Proxy Statement previously mailed to you as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,
/s/ Sreekanth Ravi
Sreekanth Ravi
Chief Executive Officer and Chairman of the Board of Directors

You are not being asked to vote on any proposed business combination at this time. If the Amendment Proposals are approved and the charter amendments are implemented, and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination when and if one is submitted to stockholders, and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date. Neither the U.S. Securities and Exchange Commission nor any state securities commission has determined if the Original Proxy Statement, as supplemented by this supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Meeting. If you are a stockholder of record, you may also cast your vote in person at the Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or other nominee with instructions on how to vote your shares. A stockholder’s failure to vote by proxy or to vote in person at the Meeting will not be counted towards the number of shares required to validly establish a quorum and, if a valid quorum is otherwise established, will have the same effect as a vote “against” the Extension Proposal and the Redemption Limitation Amendment Proposal, but will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “against” the Extension Proposal and the Redemption Limitation Amendment Proposal, but will have no effect on the Adjournment Proposal. We believe that each of the proposals is a “non-discretionary” matter, and therefore, there will not be any broker non-votes at the Meeting.

This supplement is dated February 23, 2023, and is first being mailed to stockholders of the Company on or about February 23, 2023.

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